Exhibit 10.43

Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), is entered into as of June 4, 2014, among NEW MEDIA HOLDINGS II LLC, a Delaware limited liability company (the “Borrower”), NEW MEDIA HOLDINGS I LLC, a Delaware limited liability company (together with its successors and/or assigns, “Holdings”), each of the Subsidiary Guarantors from time to time party hereto (together with Holdings, individually a “Guarantor” and collectively the “Guarantors”; the Guarantors, together with the Borrower, individually an “Obligor” and collectively the “Obligors”) and CITIZENS BANK OF PENNSYLVANIA, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and to issue and/or acquire participation interests in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Good, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Product, Fixture, General Intangible, Good, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Intermediary, Software, Supporting Obligation and Tangible Chattel Paper.

2. Grant of Security Interest in the Collateral.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Obligor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash and Cash Equivalents;

(iii) all Chattel Paper (including Electronic Chattel Paper);

(iv) all Commercial Tort Claims as set forth on Schedule 2 to this Agreement (as updated from time to time);

(v) all copyright licenses;

(vi) all copyrights;

(vii) all Deposit Accounts;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all General Intangibles;

(xii) all Goods;

(xiii) all Instruments;

(xiv) all Inventory;

(xv) all Investment Property;

(xvi) all Letter-of-Credit Rights;

(xvii) all material contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

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(xviii) all patent licenses;

(xix) all patents;

(xx) all Payment Intangibles;

(xxi) all Securities Accounts;

(xxii) all Software;

(xxiii) all Supporting Obligations;

(xxiv) all trademark licenses;

(xxv) all trademarks;

(xxvi) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xxvii) all other personal property of any kind or type whatsoever owned by such Obligor; and

(xxviii) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

(b) The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Intellectual Property.

(c) The term “Collateral” shall include any Cash Management Services and any rights of the Obligors thereunder only for purposes of this Section 2.

(d) Notwithstanding the foregoing grant of a security interest, (i) no Account, Instrument, Chattel Paper or other obligation or property of any kind due from, owed by, or belonging to, a (A) a country or a government of a country, (B) an agency of the government of a country, (C) an organization directly or indirectly controlled by a

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country or its government or (D) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC (a “Sanctioned Entity”) or a person on the list of “Specially Designated Nationals and Blocked Persons” (a “Sanctioned Person”) or (ii) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity shall be Collateral.

(e) Notwithstanding the foregoing grant of a security interest, this Security Agreement shall not constitute a grant of a security interest in (and the “Collateral” shall not include) any Excluded Assets (as defined in the Credit Agreement).

3. Provisions Relating to Accounts, Contracts and Agreements. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties that:

(a) Chief Executive Office; Books & Records; Legal Name; State of Formation. No Obligor has in the four (4) months preceding the Closing Date changed its name, been party to a merger, consolidation or other change in structure or used any trade name not disclosed on Schedule 4(a) attached hereto.

(b) Ownership. Each Obligor is the legal and beneficial owner of its Collateral other than Intellectual Property and has the right to pledge, sell, assign or transfer the same, and to the knowledge of the Obligors, each Obligor is the legal and beneficial owner of the Collateral consisting of Intellectual Property and has the right to pledge, sell, assign or transfer the same, except as could not be reasonably expected to have a Material Adverse Effect.

(c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Obligor and, when properly perfected by filing, obtaining possession, the granting of control to the Administrative Agent or otherwise,

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shall constitute a valid first priority (subject to Liens permitted by Section 6.3 of the Credit Agreement), perfected security interest in such Collateral, to the extent such security interest can be perfected by (i) filing, obtaining possession, the granting of control or otherwise under the UCC, or (ii) for Collateral consisting of United States Intellectual Property, filing an appropriate document with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Liens permitted by Section 6.3 of the Credit Agreement.

(d) Consents. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate documents with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Security Agreement, (iv) any such action that may be required by the Federal Assignment of Claims Act or other similar federal, foreign or state regulations and/or (v) the filing, registration or other action required pursuant to any applicable certificate of title statute, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) for the perfection of such security interest.

(e) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

(f) Accounts. With respect to the Accounts of the Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Administrative Agent herein and except for Liens permitted by Section 6.3 of the Credit Agreement; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligor’s business and was completed, in all material respects, in accordance with the terms of any documents pertaining thereto (in each case other than transactions otherwise permitted under the Credit Agreement); and (iv) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Administrative Agent.

(g) Inventory. No Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement, in each case, other than in the ordinary course of business; provided that, to the extent any Inventory of an Obligor (excluding newspapers and magazines) with a value in excess of $1,000,000 is held by a third party, such Obligor shall promptly provide notice to the Administrative Agent of any such arrangement.

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(h) Intellectual Property.

(i) To the knowledge of the Obligors, each of the Obligors and its Subsidiaries owns, or has the legal right to use, all material Intellectual Property necessary for each of them to conduct its business as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in Schedule 4(h) attached hereto, to the knowledge of the Obligors: (1) none of the Obligors is in material default (or with the giving of notice or lapse of time or both, would be in material default) under any license to use its material Intellectual Property, which breach has not been cured; (2) no written claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property by the Obligors or any of their Subsidiaries; and (3) the use of such Intellectual Property by any of the Obligors or any of its Subsidiaries does not infringe on the rights of any Person; in each case except as could not reasonably be expected to have a Material Adverse Effect.

5. Covenants. Each Obligor covenants that, so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:

(a) Perfection of Security Interest by Filing, Etc. Execute and deliver to the Administrative Agent and/or file (i) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, and (ii) (A) with regard to Collateral consisting of United States registered or applied for copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit A attached hereto, (B) with regard to Collateral consisting of United States issued patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit B attached hereto and (C) with regard to Collateral consisting of United States registered or applied for trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit C attached hereto; in each of the foregoing cases only with respect to United States registered or applied for copyrights and trademarks and issued patents in which a security interest may be perfected by such filing in the United States, and no further or subsequent filing shall be necessary, other than such filings for any updates to Schedule 4(h), which updates the Administrative Agent may from time to time, but in no instance more than once a year, reasonably request. For the avoidance of doubt, notwithstanding anything to the contrary in this Security Agreement, the Obligors shall not be obligated to perfect or record this grant of security interest in any Collateral that constitutes Intellectual Property in, and there shall be no security agreements with respect to such

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Collateral governed by the laws of, any jurisdiction outside of the United States. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor. For the avoidance of doubt, the Obligors’ sole obligations with respect to filing and perfection of any security interest in Collateral that constitutes Intellectual Property shall be limited to the obligations set forth in this Section 5(a).

(b) Perfection of Security Interest by Possession. If (i) any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (except checks) or Tangible Chattel Paper or (ii) any Collateral shall be stored or shipped subject to a Document or (iii) any Collateral shall consist of Investment Property in the form of certificated securities (not credited to a securities account), promptly notify the Administrative Agent of the existence of such Collateral with a face value of at least $1,000,000 deliver such Instrument, Tangible Chattel Paper or Investment Property to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

(c) Perfection of Security Interest Through Control. If any Collateral shall consist of Electronic Chattel Paper, Letter-of-Credit Rights (other than Supporting Obligations), or uncertificated Investment Property (not credited to a securities account) in excess of $1,000,000, the applicable Obligor shall promptly notify the Administrative Agent of such Collateral and shall execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining control of such Collateral. If any Collateral shall consist of Deposit Accounts or Securities Accounts, comply with Section 5.11(d) of the Credit Agreement.

(d) Other Liens. Reasonably defend its interests to the extent commercially warranted in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for Liens permitted by Section 6.3 of the Credit Agreement or Collateral which does not have material value. No Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under Section 6.5 of the Credit Agreement and in the ordinary course of business.

(e) [Intentionally Omitted].

(f) Treatment of Accounts. Maintain a record of Accounts consistent with customary business practices.

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(g) [Intentionally Omitted].

(h) Covenants Relating to Copyrights.

(i) Except as could not reasonably be expected to have a Material Adverse Effect, (A) not knowingly do any act or knowingly omit to do any act whereby any material copyright owned by such Obligor may become invalidated, (B) not knowingly do any act, or knowingly omit to do any act, whereby any material copyright owned by such Obligor may become injected into the public domain; and (C) take steps as it shall deem appropriate in its reasonable business judgment under the circumstances to maintain each registration of each material United States registered copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary.

(ii) Except as otherwise permitted pursuant to the Credit Agreement, not make any Disposition of the copyrights of each Obligor.

(i) Covenants Relating to Patents and Trademarks.

(i) Except as could not reasonably be expected to have a Material Adverse Effect, to the extent such Obligor deems appropriate in its reasonable business judgment, use commercially reasonable efforts to (A) use each material trademark owned by such Obligor in order to maintain such trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services bearing any such trademark, (C) employ such trademark with the appropriate notice of registration, consistent with past practice, to the extent required by applicable law, and (D) use commercially reasonable efforts to subject any licensee or sublicensee thereof to contractual provisions requiring them to comply with the requirements set forth in the foregoing clauses (A)-(C).

(ii) Not knowingly do any act, or knowingly omit to do any act, whereby any material patent owned by such Obligor may become abandoned, except as could not reasonably be expected to have a Material Adverse Effect.

(iii) Take steps, as determined by Obligor in its reasonable business judgment to maintain each registration of the material United States issued patents and material United States registered trademarks owned by such Obligor.

(iv) Except as otherwise permitted pursuant to the Credit Agreement, not make any Disposition of the patents or trademarks of any Obligor.

(j) Nothing in this Security Agreement shall prevent any Obligor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain, any of its Collateral constituting Intellectual Property if such Obligor determines in its reasonable business judgment that such disposition, discontinuance, abandonment or other action (or non-action) is desirable in the conduct of its business.

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(k) New Patents, Copyrights and Trademarks. Within a reasonable period following the Administrative Agent’s request, but no more than once each year: provide the Administrative Agent with (i) a listing of all applications, if any, for new patents or trademarks (together with a listing of application numbers), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) together with such listing, (A) with respect to United States registered copyrights and copyright applications, a duly executed Notice of Grant of Security Interest in Copyrights, (B) with respect to United States issued patents and patent applications, a duly executed Notice of Grant of Security Interest in Patents, or (C) with respect to United States registered trademarks and trademark applications, a duly executed Notice of Grant of Security Interest in Trademarks.

(l) [Intentionally Omitted].

(m) [Intentionally Omitted].

(n) Regulatory Approvals. After the occurrence and during the continuation of an Event of Default, promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law to acquire the consent, approval, registration, qualification or authorization of any other Person in government deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement (each a “Governmental Approval”).

(o) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

6. License of Intellectual Property. The Obligors hereby grant to the Administrative Agent, effective solely upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned by any Obligor that constitutes Collateral, all solely to the extent necessary to enable the Administrative Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral; provided, however, that: (i) such license with respect to trademarks shall be subject to the maintenance of quality standards with respect to the goods and services in connection with which such trademarks are used sufficient to preserve the validity of such trademarks; (ii) such license with respect to trade secrets shall be subject to the requirement that the secret status of such trade secrets be maintained; and (iii) the Administrative Agent shall have no greater rights under any such license than those of any Obligor. The use of the license granted pursuant to the preceding sentence may be exercised at the option of the Administrative Agent only upon the occurrence of and during the continuance of an Event of Default, and only if the Administrative Agent has declared the Loans then outstanding to be due and payable

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pursuant to Section 7.1 of the Credit Agreement after an Event of Default has occurred and is continuing. This right and license shall inure to the benefit of all successors, assigns and transferees of the Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise; but in all instances only during the continuance of an Event of Default. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.

7. Sale of Collateral. Notwithstanding anything to the contrary contained in this Security Agreement, the security interest created hereby in Inventory sold or exchanged in the ordinary course of business (but not in any Proceeds arising from such sale or exchange) shall cease and be released immediately without any further action on the part of the Administrative Agent.

8. Performance of Obligations; Advances by Administrative Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at a rate calculated in accordance with Section 2.12(d) of the Credit Agreement. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or the other Loan Documents. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9. [Intentionally Omitted]

10. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent and the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the

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rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting the sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable (subject to any and all mandatory legal requirements). Neither the Administrative Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the applicable Obligor in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Secured Parties shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Secured Parties may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any Obligor’s rights against any account debtors and obligors on such Obligor’s Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions of this Section following the occurrence and during the continuation of an Event of Default shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein or by applicable law; provided, that all

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such amounts shall have been applied in the manner provided in Section 2.15 of the Credit Agreement. After the occurrence and during the continuance of an Event of Default, to the extent reasonably required by the Administrative Agent, each Obligor agrees to execute any document or instrument, and to take any reasonable action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority. The Administrative Agent and the Secured Parties shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors, in each case for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Loan Document or as provided by law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

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(e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices and following the procedures required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Obligations.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at a rate calculated in accordance with Section 2.12(d) of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g) Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s and the Secured Parties’ rights or the Obligations under this Security Agreement or under any other of the Loan Documents.

11. Rights of the Administrative Agent.

(a) Power of Attorney. Each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Administrative Agent may reasonably determine in respect of such Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

13

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating to the Collateral;

(vii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and

(x) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral and consistent with this Security Agreement and the Credit Agreement.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain

14

outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Administrative Agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody and preservation of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 10 hereof, the Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

12. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Secured Parties pursuant to Section 7 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 7.2 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion.

15

13. [Intentionally Omitted].

14. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor (other than to another Grantor) in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Administrative Agent and take such further actions for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided that the Borrower and applicable Grantor shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Administrative Agent) prior to the date of the proposed release, a certificate of a Responsible Officer with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Administrative Agent) prior to the date of the proposed release, a certificate of a Responsible Officer of the Borrower with request for release identifying the relevant Guarantor and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been

16

made; provided that in the event that payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

15. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

16. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder except as permitted by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent, its officers, employees and agents and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or its officers, employees and agents, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

17. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Security Agreement by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

20. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 9.12 and 9.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17

21. Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. Integration. This Security Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Loan Documents or the transactions contemplated herein and therein.

23. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement and the other Loan Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

24. Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

18

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	NEW MEDIA HOLDINGS II LLC, a Delaware limited liability company

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GUARANTORS:	NEW MEDIA HOLDINGS I LLC, a Delaware limited liability company

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

LOCAL MEDIA GROUP HOLDINGS LLC

LOCAL MEDIA GROUP, INC.

SEACOAST NEWSPAPERS, INC.

LMG MASSACHUSETTS, INC.

LMG PENNSYLVANIA MANAGEMENT, INC.

THE INQUIRER AND MIRROR, INC.

LMG PENNSYLVANIA HOLDINGS, INC.

LMG PENNSYLVANIA, L.P.,

by its general partner, LMG Pennsylvania

Management, Inc.

THE MAIL TRIBUNE, INC.

LMG NATIONAL PUBLISHING, INC.

THE NICKEL OF MEDFORD, INC.

LMG STOCKTON, INC.

	By:	/s/ Kirk A. Davis
Name: Kirk A. Davis
Title: Chief Executive Officer & President

[signatures continue on the following page]

[Signature Page to Security Agreement]

COPLEY OHIO NEWSPAPERS, INC.

ENHE ACQUISITION, LLC

ENTERPRISE NEWSMEDIA HOLDING, LLC

ENTERPRISE NEWSMEDIA, LLC

ENTERPRISE PUBLISHING COMPANY, LLC

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.

GATEHOUSE MEDIA CORNING HOLDINGS, INC.

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.

GATEHOUSE MEDIA HOLDCO, LLC

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, LLC

GATEHOUSE MEDIA IOWA HOLDINGS, INC.

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.

GATEHOUSE MEDIA LANSING PRINTING, INC.

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.

GATEHOUSE MEDIA MASSACHUSETTS I, INC.

GATEHOUSE MEDIA MASSACHUSETTS II, INC.

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.

GATEHOUSE MEDIA OHIO HOLDINGS, INC.

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

GATEHOUSE MEDIA OPERATING, LLC

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.

GATEHOUSE MEDIA TEXAS HOLDINGS, INC.

GATEHOUSE MEDIA VENTURES, INC.

GATEHOUSE MEDIA, LLC

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC

LIBERTY SMC, L.L.C.

LOW REALTY, LLC

LRT FOUR HUNDRED, LLC

MINERAL DAILY NEWS TRIBUNE, INC.

NEWS LEADER, INC.

SUREWEST DIRECTORIES

TERRY NEWSPAPERS, INC.

THE PEORIA JOURNAL STAR, INC.

By:	/s/ Kirk A. Davis
Name: Kirk A. Davis
Title: Chief Executive Officer & Chief Operating Officer

[Signature Page to Security Agreement]

Accepted and agreed to as of the date first above written.

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent

By:	/s/ Arthur D. Burns
Name:	Arthur D. Burns
Title:	Senior Vice President

SCHEDULE 2

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 4(a)

NAME CHANGES/CHANGES IN

CORPORATE STRUCTURE/TRADENAMES

Grantor	Additional Names
Copley Ohio Newspapers, Inc.	Stark Values; The Independent; The Repository; The Suburbanite; The Times-Reporter; TMC-Extra

Enterprise NewsMedia Holding, LLC	GateHouse Media New England

Enterprise NewsMedia, LLC	GateHouse Media New England

Enterprise Publishing Company, LLC	GateHouse Media New England

GateHouse Media Arkansas Holdings, Inc.	Arkadelphia Extra; Daily Siftings Herald; Daily World TMC; Gurdon Times; Hope Star; Nevada County Picayune; Newport Independent; Star Extra; Stuttgart Daily Leader; The Arsenel Sentinel; The Daily World; The Sun Times; The White Hall Journal; The Xtra

GateHouse Media California Holdings, Inc.	Super Tuesday; Dunsmuir News; Gridley Herald; Gridley Shopping News; Midway Driller; Mount Shasta Herald; Siskiyou Daily News; Siskiyou Seen Spotlight; Super Saver Advertiser; The Daily Independent; Weed Press

GateHouse Media Colorado Holdings, Inc.	Bent County Democrat; Fowler Tribune; LaJunta Tribune Democrat; The Ag Journal

GateHouse Media Connecticut Holdings, Inc.	The Bulletin; Bulletin Deals

GateHouse Media Corning Holdings, Inc.	The Leader; Corning Pennysaver

GateHouse Media Delaware Holdings, Inc.	Community Publication; Dover Post; Smyrna/Clayton Sun Times; The Express; The Middletown Transcript; The Sussex Countian

GateHouse Media Illinois Holdings II, Inc.	Galva News; Knox County Neighbors; Logan County Shopper; Springfield Advertiser; The Courier; The Register-Mail; The State Journal-Register

GateHouse Media Illinois Holdings, Inc.	Advocate Press; Ashley News; Benton Evening News; Cambridge Chronicle; CCAP Special; Chillicothe Times-Bulletin; The Progress; Daily American; Daily Leader; Daily Ledger; Daily Review Atlas; Du Quoin Evening Call; Du Quoin News; East Peoria Times-Courier; Eldorado Daily Journal; Free Press; Fulton County Shopper; Gallatin Democrat; Harrisburg Daily Register; Henry County Advertizer/Shopper; ; Jasper County News Eagle; Livingston Shopping News; Marion Daily Republican; McDonough County ChoiceMcDonough County Voice; Money Stretcher; Morton Times-News; Murphysboro American; Newton Press Mentor; Oquawka Current; Orion Gazette; Pekin Daily Times; Pennysaver; Randolph County Herald Tribune; Richland County Shopper; Ridgway News; Rockford Register Star; S I Trader; Springfield Shopper; Star-Courier; Teutopolis Press; The Blade; The Carmi Times; The Geneseo Republic; The Olney Daily Mail; The Spokesman; The Steelville Ledger; The Times Record; The Weekly; The Weekly Times; This Week in Williamson County; Town Crier Advertiser; Washington Times-Reporter; White County Shopper News

GateHouse Media Iowa Holdings, Inc.	Hamburg Reporter

GateHouse Media Kansas Holdings II, Inc.	Dodge City Daily Globe; La Estrella; Shoppers Weekly; The Newton Kansan; The Morning Sun; The Sunland Shopper

GateHouse Media Kansas Holdings, Inc.	Chronicle Shopper; Kiowa County Signal; Lansing This Week; McPherson Sentinel; Penny Press 4; Shoppers Guide; South Central Kansas Shoppers Guide; St. John News; Sunflower Shopper; The Butler County Eagle; The Fort Leavenworth Lamp; The Leavenworth Times; The Pratt Tribune; Wellington Daily News

GateHouse Media Louisiana Holdings, Inc.	Gonzales Weekly Citizen; Nickel Ads; Morth Ouachita Weekly; Post South; The Bastrop Daily Enterprise; The Donaldsonville Chief; The Marketeer; West Bank Shopper

GateHouse Media Massachusetts I, Inc.	Community Newspaper Company; GateHouse Media New England; Wicked Local Media Solutions

GateHouse Media Massachusetts II, Inc.	Wicked Local Media Solutions

GateHouse Media Michigan Holdings II, Inc.	Flashes Shopping Guide (Allegan/Lakeshore); Flashes Shopping Guide (Holland/Zeeland); Hillsdale Daily News; The Holland Sentinel; Tip-Off Shopping Guide

GateHouse Media Michigan Holdings, Inc.	Adrian Access Shopper; Bronson Journal; Cheboygan Daily Tribune; Coldwater Shoppers Guide; Jonesville Independent; Sentinel-Standard; Sentinel-Standard TMC; Shopper Fair; Sturgis Gateway Shopper; Sturgis Journal; The Daily Reporter; The Daily Telegram; The Evening News; The Reporter Extra; Tri County Buyers Guide

GateHouse Media Missouri Holdings II, Inc.	Hannibal Courier Post; Salt River Journal; The Examiner

GateHouse Media Missouri Holdings, Inc.	Aurora Advertiser; Big AA Shopper; Big Nickel; Boonville Daily News; Carthage Press Wednesday TMC; Chillicothe C-T Shopper; Chronicle Herald; Constitution Tribune; Daily Guide Extra; Ft. Wood Guide; Homes; Kirksville Crier; Kirksville Daily Express & News; Lake Area News Focus; Lake of the Ozarks Boats; Lake of the Ozarks Real Estate; Lake Stockton Shopper; Lake Sun Extra; Lake Sun Leader; Macon Journal; Moberly Monitor Index; Neighborhood Showcase; Nemo Trader; Neosho Daily News; Rolla Daily News; Sho-Me Shopper; St. James Leader Journal; The Carthage Press; The Daily Guide; The Linn County Leader; The Mexico Ledger; The Rolla Daily News Extra; The Shopper; The Vedette; Tube Tab; Vacation News; Weekly; West Side Star

GateHouse Media Nebraska Holdings, Inc.	Nebraska City News Press;Penny Press 1; Syracuse Journal Democrat

GateHouse Media New York Holdings, Inc.	Brighton-Pittsford Post; Canandaigua Community Post; Catskill Shopper; Chronicle Ad-Viser; Daily Messenger; Evening Tribune; Fairport-ER Post; Fusion; Gates-Chili Post; Genesee Country Express; Greece Post; Henrietta Post; Irondequoit Post; Lyons Shopping Guide; Mid-York Weekly; Mountain Pennysaver; Newark Pennysaver; Penfield Post; Pennesaver Plus; Rome Pennysaver; Saugerties Pennysaver; Saugerties Post Star; Sodus Pennysaver; Steuben Courier Advocate; The Chronicle-Express; The Evening Telegram; The Evening Times; The Palladium-Times; The Pennysaver; The Shopper; Timesaver; Utica Observer-Dispatch; Victor Post; Wayne Post; Webster Post; Wellsville Daily Reporter; Your Valley

GateHouse Media North Dakota Holdings, Inc.	Devils Lake Daily Journal; The Country Peddler

GateHouse Media Oklahoma Holdings, Inc.	Entertainment Spotlight; The Daily Ardmoreite; The Shawnee News-Star

GateHouse Media Pennsylvania Holdings, Inc.	Carbondale News; News Eagle; The Echo Pilot; The Independent Extra; The Pike Pennysaver; The Record Herald; The Villager; The Wayne Independent

GateHouse Media Tennessee Holdings, Inc.	The Oak Ridger

GateHouse Media Ventures, Inc.	Propel Marketing

George W. Prescott Publishing Company, LLC	GateHouse Media New England

LMG National Publishing, Inc.	The Leader, Apple Valley Review, Hesperia Star, Desert Dispatch, El Mojave Daily Press

Low Realty, LLC	GateHouse Media New England

LRT Four Hundred, LLC	GateHouse Media New England

Mineral Daily News Tribune, Inc.	Today’s Shopper

News Leader, Inc.	Beauregard Daily News; Calcasieu Shopper; Leesvile Daily Leader; Southwest Daily News; Vinton News

The Peoria Journal Star, Inc.	Journal Star; JS Shopper; Pekin Extra; Woodford Times

On February 28, 2014, LMG National Publishing, Inc. purchased substantially all of the assets of Victor Valley Publishing Company.

SCHEDULE 4(h)

INTELLECTUAL PROPERTY

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE
GateHouse Media, LLC	(86/009,366)	(7/12/13)	A LA CARTE
GateHouse Media, LLC	4,433,527	11/12/13	BESTRIDE.com and Design
GateHouse Media, LLC	3,424,658	5/6/08	GATEHOUSE MEDIA and Design
GateHouse Media, LLC	(86/009,325)	(6/3/13)	MORE CONTENT NOW HIGH-QUALITY FEATURES PAGES AND SECTIONS and Design
GateHouse Media, LLC	4,422,928	10/22/13	PAINT IT ALL PINK
GateHouse Media, LLC	3,924,001	2/22/11	RADAR FROG
GateHouse Media, LLC	3,926,750	5/1/11	RADARFROG and Horizontal Design
GateHouse Media, LLC	3,926,751	5/1/11	RADARFROG and Vertical Design
GateHouse Media, LLC	3,920,988	2/15/11	SAVE HERE AND EVERYWHERE
GateHouse Media, LLC	3,587,689	3/10/09	TOTALLY LOCAL
GateHouse Media, LLC	3,472,965	7/22/08	TOTALLY LOCAL and Design
GateHouse Media, LLC	(86/009,306)	(7/12/13)	MORE CONTENT NOW
GateHouse Media Ventures, Inc.	4,511,598	(9/4/12)	ADHANCE MEDIA
GateHouse Media Ventures, Inc.	(85/720,055)	(9/4/12)	ADHANCE MEDIA and Design
GateHouse Media Ventures, Inc.	4,511,599	(4/2/13)	CARESAFE
GateHouse Media Ventures, Inc.	(85/893,319)	(4/2/13)	CARE SAFE
GateHouse Media Ventures, Inc.	(85/618,646)	(5/7/12)	COMPASS AGING SERVICES
GateHouse Media Ventures, Inc.	(85/618,666)	(5/7/12)	COMPASS AGING SERVICES and Design
GateHouse Media Connecticut Holdings, Inc.	2,894,674	10/19/04	NORWICH BULLETIN
GateHouse Media Corning Holdings, Inc.	2,788,918	12/2/03	THE LEADER
GateHouse Media Freeport Holdings, Inc.	2,847,486	6/1/04	THE JOURNAL-STANDARD
GateHouse Media Illinois Holdings, Inc.	2,320,943	2/22/00	ROCKFORD REGISTER STAR
GateHouse Media Illinois Holdings II, Inc.	1,213,886	10/26/82	THE STATE JOURNAL-REGISTER
GateHouse Media Massachusetts I, Inc.	2,069,641	6/10/97	TOWNONLINE
GateHouse Media Massachusetts I, Inc.	1,475,873	2/9/88	BEACON and Design
GateHouse Media Massachusetts I, Inc.	3,352,822	12/11/07	THE SANDWICH BROADSIDER

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE
GateHouse Media Massachusetts I, Inc.	3,507,954	9/30/08	SOUTHOFBOSTON.COM
GateHouse Media Massachusetts I, Inc.	2,007,205	10/8/96	PROVINCETOWN BANNER
GateHouse Media Massachusetts I, Inc.	3,345,458	11/27/07	WICKED LOCAL
GateHouse Media Massachusetts I, Inc.	3,666,193	8/11/09	NEWTON TAB
GateHouse Media Massachusetts I, Inc.	3,650,512	7/7/09	THE DAILY NEWS TRIBUNE
GateHouse Media Massachusetts I, Inc.	3,675,837	9/1/09	NEEDHAM TIMES
GateHouse Media Missouri Holdings, Inc.	4,456,766	12/24/13	BOONSLICK VISITOR’S GUIDE
GateHouse Media New York Holdings, Inc.	2,747,008	8/5/03	OBSERVER-DISPATCH
GateHouse Media New York Holdings, Inc.	1,091,412	5/16/78	GOLDEN TIMES
Enterprise NewsMedia, LLC	3,299,079	9/25/07	TOWN COMMONS
Enterprise NewsMedia, LLC	3,052,266	1/31/06	CRANBERRY COAST HOMES
George W. Prescott Publishing Company, LLC	2,097,397	9/16/97	THE PATRIOT LEDGER
Copley Ohio Newspapers, Inc.	3,949,479	4/19/11	ABOUT STARK COUNTY
The Mail Tribune, Inc.	3,594,209	3/24/09	CAPE COD ONLINE
The Mail Tribune, Inc.	3,115,046	7/11/06	CAPE COD VIEW
The Mail Tribune, Inc.	2,967,909	7/12/05	THE FALL RIVER SPIRIT
The Mail Tribune, Inc.	2,540,015	2/19/02	THE INQUIRER AND MIRROR
The Mail Tribune, Inc.	1,780,244	7/6/93	TIMES HERALD RECORD EXTRA & Design
The Mail Tribune, Inc.	1,591,409	4/10/90	INFO-TEL
GateHouse Media Suburban Newspapers, Inc.	3,792,256	5/25/10	SUBURBAN LIFE
GateHouse Media Suburban Newspapers, Inc.	1,533,046	4/4/89	THE ELMHURST PRESS
Enterprise Publishing Company, LLC	3,047,599	1/24/06	EL LATINO ESPRESO
Enterprise Publishing Company, LLC	3,119,180	7/25/06	THE WORKING HORSE

COPYRIGHTS
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE
GateHouse Media Holdco, Inc.	TX0005096638	2000	Ascension citizen (Gonzales, LA), vol. 4, issue 31, 25 Apr 00
GateHouse Media Massachusetts I, Inc.	TX0005810633	2006	Abacadoo and the sweeper
GateHouse Media Massachusetts I, Inc.	TX0006660121	2008	Daily news tribune (Waltham, MA)
GateHouse Media Massachusetts I, Inc.	TX0006646722	2008	Needham (MA) times.
GateHouse Media Massachusetts I, Inc.	TX0007748223	2008	Newton (MA) Tab.
GateHouse Media Massachusetts I, Inc.	TX0006601121	2008	November 2008 issues of Daily News Tribune & 3 other titles.
Enterprise Publishing Company	SR0000013202	1979	How to succeed in your own business : Ted Nicholas seminar.
Enterprise Publishing Company, Inc.	CSN0015376	1979	Brockton (Mass.) Enterprise & Brockton Times.
Enterprise Publishing Company, Inc.	TX0000508917	1980	How to form your own corporation without a lawyer for under $50.00 / by Ted Nicholas [pseud. of T. N. Peterson].
Enterprise Publishing Company, Inc.	TX0000336206	1979	Opportunities unlimited : step-by-step guide for a small business / by Ted Nicholas [pseud. of T. N. Peterson].
Enterprise Publishing Company, Inc.	CSN0013534	1979	Saturday enterprise, Brockton, Mass.
Enterprise Publishing Company, Inc.	CSN0013534	1978	Saturday enterprise, Brockton, Mass.
Enterprise Publishing Company, Inc.	TX0000147278	1978	Writing part time—for fun and money / by Jack Clinton McLarn.
George W. Prescott Publishing	TX0005908026	2003	Reflections : Quincy & the South Shore : a pictorial history : vol. 1 / presented by The Patriot Ledger.
Peoria Journal Star, Inc.	TX0002405705	1988	Buzbee didn’t probe death of friend’s ‘mate’ : woman died with bruises, bleeding, physicians say inquest was needed / by Mike Smothers.
Peoria Journal Star, Inc.	TX0002388754	1988	CAA loan to Texan unraveled : Deal soured by poor credit, doubtful collateral, limited payback / by Bonnie Vance.
Peoria Journal Star, Inc.	TX0001142447	1983	Caterpillar in crossfire : assembly-line soldiers.

COPYRIGHTS
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE
Peoria Journal Star, Inc.	TX0001142448	1983	Caterpillar in crossfire : challenge of the East.
Peoria Journal Star, Inc.	TX0001142452	1983	Caterpillar in crossfire : daunted dealers.
Peoria Journal Star, Inc.	TX0001142453	1983	Caterpillar in crossfire : embattled buyers.
Peoria Journal Star, Inc.	TX0001142450	1983	Caterpillar in crossfire : homefront Peoria.
Peoria Journal Star, Inc.	TX0001142446	1983	Caterpillar in crossfire : overseas battleground.
Peoria Journal Star, Inc.	TX0001142454	1983	Caterpillar in crossfire : quality to conquer.
Peoria Journal Star, Inc.	TX0001142449	1983	Caterpillar in crossfire : skirmishing for third.
Peoria Journal Star, Inc.	TX0001142445	1983	Caterpillar in crossfire : stirrings of a giant.
Peoria Journal Star, Inc.	TX0001142451	1983	Caterpillar in crossfire : strategies for winning.
Peoria Journal Star, Inc.	TX0002686978	1989	Disgraced preacher’s new religion gains converts : male practioners [sic] allowed to have more than one wife / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0001938486	1986	Engineers propose islands, dredging for river siltation / by Joan Becker-Cary.
Peoria Journal Star, Inc.	TX0002675868	1989	Former minister, sect leader, seeks self-fulfillment : after mysterious disappearance from Industry, Rayburn surfaces in Belfast / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0002675867	1989	From peace to passion : chance meeting of widow leads pastor to forsake ministry and family / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	CSN0112832	2011	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2010	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2009	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2008	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2007	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2006	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2005	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2004	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2003	Journal star (Peoria, IL).

COPYRIGHTS
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE
Peoria Journal Star, Inc.	CSN0112832	2002	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2001	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	2000	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	1999	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	1998	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	1997	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0112832	1996	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0101390	1995	Journal star, Peoria, IL.
Peoria Journal Star, Inc.	CSN0112832	1995	Journal star (Peoria, IL).
Peoria Journal Star, Inc.	CSN0101390	1993	Journal star, Peoria, IL.
Peoria Journal Star, Inc.	TX0007695520	2012	JOURNAL STAR. [Published: 2012-09-01 to 2012-09-30. Issues: September 2012]
Peoria Journal Star, Inc.	TX0007724785	2012	JOURNAL STAR. [Published: 2012-10-01 to 2012-10-31. Issues: October 2012]
Peoria Journal Star, Inc.	TX0007816011	2012	JOURNAL STAR. [Published: 2012-11-01 to 2012-11-30. Issues: November 2012]
Peoria Journal Star, Inc.	TX0007816080	2012	JOURNAL STAR. [Published: 2012-12-01 to 2012-12-31. Issues: December 2012]
Peoria Journal Star, Inc.	TX0007744827	2013	JOURNAL STAR. [Published: 2013-02-01 to 2013-02-28. Issues: February 2013]
Peoria Journal Star, Inc.	TX0007745512	2013	JOURNAL STAR. [Published: 2013-03-01 to 2013-03-31. Issues: March 2013]
Peoria Journal Star, Inc.	TX0002675871	1989	Opposition, violence lurk as sect grows : persuasive claims, spellbinding tactics fail to sway those who don’t share vision / by Jerry Klein and Jack Bradley.

COPYRIGHTS
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE
Peoria Journal Star, Inc.	TX0001884410	1986	Payments alleged in braves probe / by Steve Kanigher.
Peoria Journal Star, Inc.	TX0002675869	1989	Pilgrim movement fades after leader’s disappearance : when disillusioned followers start asking for refunds, the Rev. Rayburn disappears / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0002675870	1989	Pilgrim religion spreads—as far as New York : Mattie Rayburn helps build up the sect before dying suddenly in New York / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0001390984	1984	Police linked to teen prostitution / Rick Baker.
Peoria Journal Star, Inc.	TX0002398804	1988	Property missing from coroner’s office / by Mike Smothers.
Peoria Journal Star, Inc.	TX0002675866	1989	Rayburn passes the point of no return : romance with Mrs. Redfield sparks charges of immorality, Rayburn kicked off his pulpit / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0002675872	1989	Serene smile belies scandal : the story behind this 100-year-old cemetery monument is one of lust, greed / by Jerry Klein and Jack Bradley.
Peoria Journal Star, Inc.	TX0001197594	1983	“State” driving school has no state tie / by Deborah Goeken.
Peoria Journal Star, Inc.	TX0001763949	1986	Swindle drains $100 million from state / Rick Baker.
Peoria Journal Star, Inc.	TX0003203136	1991	Toxic metal in schools’ water, lead levels too high / by Clare Howard.
Peoria Journal Star. P J S Publications, Inc.	CSN0001944	1978	Crafts / Joyce Bennett, editor ... et al.].

COPYRIGHTS
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE
Peoria Journal Star. P J S Publications, Inc.	CSN0006255	1978	Profitable craft merchandising : [your complete guide to craft retailing] / editor, Geoffrey Wheeler ... [et al.].
Peoria Journal Star. P J S Publications, Inc.	CSN0006693	1981	Rotor & wing international / [editor, Geoff Sutton ... et al.].
Peoria Journal Star. P J S Publications, Inc.	CSN0006693	1980	Rotor & wing international / [editor, Geoff Sutton ... et al.].
Peoria Journal Star. P J S Publications, Inc.	CSN0006693	1978	Rotor & wing international / editor, Geoff Sutton ... [et al.].
Peoria Journal Star. P J S Publications, Inc.	CSN0007156	1979	Shooting times : a P J S publication / Alex Bartimo, editor ... [et al.].
Peoria Journal Star. P J S Publications, Inc.	CSN0007156	1978	Shooting times : a P J S publication / Alex Bartimo, editor ... [et al.].

EXHIBIT A

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that (a) pursuant to the Security Agreement dated as of June 4, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Security Agreement”), by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Citizens Bank of Pennsylvania, as Administrative Agent (the “Administrative Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon the copyright registrations and copyright applications shown on Schedule 1 attached hereto (the “Copyright Collateral”) to the Administrative Agent for the ratable benefit of the Secured Parties and (b) the undersigned hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in the Copyright Collateral. Capitalized terms used and not defined herein have the meanings specified in the Security Agreement.

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the Copyright Collateral (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any Copyright Collateral. Upon termination of such security interest, the Administrative Agent shall execute, acknowledge and deliver to the Obligors an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Copyright Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent

By:
Name:
Title:

Schedule 1

EXHIBIT B

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that (a) pursuant to the Security Agreement dated as of June 4, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Security Agreement”), by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Citizens Bank of Pennsylvania, as Administrative Agent (the “Administrative Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown on Schedule 1 attached hereto (the “Patent Collateral”) to the Administrative Agent for the ratable benefit of the Secured Parties and (b) the undersigned hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in the Patent Collateral. Capitalized Terms used and not defined herein have the meanings specified in the Security Agreement.

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the Patent Collateral (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any Patent Collateral. Upon termination of such security interest, the Administrative Agent shall execute, acknowledge and deliver to the Obligors an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Patent Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent

By:
Name:
Title:

Schedule 1

EXHIBIT C

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that (a) pursuant to the Security Agreement dated as of June 4, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Security Agreement”), by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Citizens Bank of Pennsylvania, as Administrative Agent (the “Administrative Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon the trademark registrations and trademark applications shown on Schedule 1 attached hereto (the “Trademark Collateral”) to the Administrative Agent for the ratable benefit of the Secured Parties and (b) the undersigned hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in the Trademark Collateral. Capitalized terms used and not defined herein have the meanings specified in the Security Agreement.

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the Trademark Collateral (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any Trademark Collateral. Upon termination of such security interest, the Administrative Agent shall execute, acknowledge and deliver to the Obligors an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Trademark Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent

By:
Name:
Title:

Schedule 1